Exhibit 23.2

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 4, 2000, relating to the financial statement of Globus Wireless, Ltd. as of October 31, 1999, and the references to our firm under the caption "Experts" in the Registration Statement.



By:  /s/  James E. Scheifley & Associates, P.C.
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          James E. Scheifley & Associates, P.C.
          Certified Public Accountants

January 16, 2001
Denver, Colorado